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                                                                   EXHIBIT 10.1B

                               FIRST AMENDMENT TO
                             DISTRIBUTION AGREEMENT

         THIS FIRST AMENDMENT TO DISTRIBUTION AGREEMENT (this"Amendment") is between BIOTEK SOLUTIONS, INC., a California corporation ("BioTek"), and DAKO A/S, a Danish corporation ("DAKO").

         RECITALS:

         A. BioTek and DAKO are the parties to that certain Distribution Agreement dated September right to distribute in specified territories BioTek's TechMate 500 and TechMate 1000 products and the related Accessories;

         B. BioTek is now developing for sale a compact, competitive and cost-effective new generation of TechMate Instrument (the "New TechMate") to be marketed to customers not wishing to make a more substantial capital investment or who lack the slide volumes to justify purchase of the TechMate 500 or the TechMate 1000;

         C. Paragraph 1c of the Agreement provides that during the period in which the Agreement is exclusive BioTek shall offer to DAKO in writing the right to distribute new products developed by BioTek, such as the New TechMate, on the same terms and conditions (other than price) governing the sale of the TechMate 500 and TechMate 1000;

         D. BioTek has requested that DAKO fund the development of the New TechMate;

         E. BioTek has therefore offered to DAKO the right to distribute the New TechMate under the Agreement;

         F. The parties by this Amendment desire to include the New TechMate as one of the "Instruments" covered by the Agreement, subject to the modifications set forth in this Amendment; and

         G. The parties desire to make a number of changes in the Agreement.

         NOW, THEREFORE, the parties hereto agree as follows:
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                                    SECTION 1

                                    AMENDMENT

         The Agreement is hereby amended as set forth on Exhibit A hereto (which
Exhibit is incorporated herein by this reference) and as follows:

1.1 Additions to Territory. Subsection 2b is hereby amended by deleting the second sentence and by replacing it with the following:

         "BioTek hereby grants to DAKO an option to include the following countries and/or regions in the Territory: Canada, South America, Australia, New Zealand, Japan, Southeast Asia, Central America and Mexico (each, an "Option Area") on the following terms:

                           (i) The royalty payable with respect to Instruments
                  sold within any such Option Area shall be that standard royalty set forth at Schedule G hereto and in 3g(i) below (for the TechMate 500 and the TechMate 1 000) and that royalty set forth in 3g (ii) below (for the New TechMate) or any such royalty as hereafter may be agreed to by the parties hereto in writing.

                           (ii) The term of this option shall coincide with the
                  term of this Agreement.

                           (iii) In the event that, prior to any exercise by
                  DAKO of this option respecting any of the above Option Areas, BioTek desires to enter into an agreement to distribute the Instruments in such Option Area with a third party, BioTek shall give to DAKO written notice of such intent. DAKO shall thereafter have 30 days to determine whether it wishes to exercise its option relating to such Option Area. If DAKO declines to exercise its option, BioTek shall have a period of 90 days after the end of such 30-day period during which to enter into a written distribution agreement with a third party respecting such Option Area. If BioTek enters into such distribution agreement, DAKO's option hereunder with respect to such Option Area will terminate. If BioTek does not enter into a written contract before the expiration of such 90-day period, DAKO"s option for such Option Area will be restored."

1.2 Royalties Per Instrument. Subsection 3g is hereby amended and restated in its entirety to read as follows:

                  "3g. (i) TechMate 500 and 1000. DAKO shall pay to BioTek the royalties set forth in Schedule G hereto with respect to TechMate 500 and TechMate 1000 Instruments that are sold and delivered to DAKO or delivered to DAKO's customers based on DAKO's drop shipment directions. Such royalty shall be paid to BioTek by DAKO for each Instrument installed by DAKO [*]. However, if DAKO

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         requests by the end of [*] a next generation instrument and if BioTek by the end [*] cannot demonstrate a capability to deliver such an instrument by the end of year five, such royalty shall be paid to BioTek by DAKO for a period of [*] only.

                  Such royalties per Instrument purchased shall be paid on a monthly basis on the first day of each calendar month, starting on the first installation date of the Instrument.

                  Notwithstanding the above:

                           (1) The royalty payable during the ninth, tenth,
                  eleventh and twelfth months and thereafter will increase only to a maximum of [*] for a maximum of [*] solely for DAKO's European distributors in the following countries: Spain, Holland, Belgium, Austria, Norway, Finland and Slovenia.

                           (2) Such royalty shall not be paid for Instruments
                  sold to pharmaceutical companies that purchase limited amounts of dual-labeled Reagents from DAKO, but DAKO shall pay instead a quarterly fee equal to [*] sold by DAKO for use on such Instruments.

                           (3) Any Instrument installed after September 27, 1997
                  in any country in a hospital which already has one royalty-bearing Instrument installed, shall be [*]. However, if the volume of Reagents sold by DAKO for use in the Instruments installed in such hospital in any [*] exceeds [*] the average volume sold to hospitals with only one Instrument during that period, then DAKO shall, with effect from the end of that [*] pay royalties for [*] with such payments being made retroactive to the date of installation of the second Instrument.

                           (4) If DAKO's total volume of Reagents sold to a
                  particular customer for use in an Instrument over [*] is reduced by more than [*] compared to the [*], then the royalty payable by DAKO with respect to such Instrument for the rest of the royalty period shall, commencing with the month following such calculation, be calculated instead at [*] by DAKO in each month (converted into US$ according to the exchange rate in effect at the end of such month). The relevant 12-month periods shall be the [*] installation and each subsequent 12-month period.

                           (5) DAKO agrees that, with respect Instruments sold
                  in Sweden, The United Kingdom a France, in recognition of the royalty reduction to maximum of [*] in such countries as stated Schedule G, there may be an increase in the royalty paid to BioTek by DAKO, calculated [*] of use

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                  of an Instrument by any customer in the three aforementioned countries if there is a sufficient increase in Reagent purchases by any one customer in any of such countries as determined by the following formula:

                  Reagent sales for months [*] in excess of Reagent sales for months [*] (inclusive), reflected as a percentage increase, will be adjusted by [*] points from any such percentage. Such reduced percentage (if positive) will be the percentage increase in royalty, retroactive to [*] of customer use and will create the new royalty to apply from and after such [*]. This adjustment will be made again [*] of the royalty period, and any increase adjusted retroactively, if applicable, for the prior [*]. The base period, for purposes of calculating the royalty adjustment at months [*], will also be the months [*].

                  (ii) New TechMate. DAKO shall pay to BioTek a royalty based on the New TechMate Instruments that are sold and delivered to DAKO or delivered to DAKO's customers based on DAKO's drop shipment directions. Such royalty shall be paid to BioTek by DAKO for each Instrument installed by DAKO for [*]. Such royalties per Instrument purchased shall be paid on a monthly basis on the first day of each calendar month, starting on the first installation date of the Instrument as follows:

                                                                        $ per mont per
                                                                          instrument
                                                                          ----------
Installation to end of the calendar month                                    [*]
(installation month)
First and second calendar months                                             [*]
Third and fourth calendar months                                             [*]
Fifth and sixth calendar months                                              [*]
Seventh, eighth and ninth calendar months                                    [*]
Tenth, eleventh and twelfth calendar                                         [*]
months

                  Thereafter, the royalty figure shall increase [*] by an amount equal to [*] per annum, with the first increase commencing on the first anniversary of the first shipment of the New TechMate. (For example, on such first anniversary, the royalty for each installed Instrument shall increase to [*].)

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                  Notwithstanding the above, such royalty shall not be paid for
                  Instruments sold to pharmaceutical companies that purchase limited amounts of dual-labeled Reagents from DAKO, but DAKO shall pay instead a quarterly fee [*] after the end of each quarter equal to [*] sold by DAKO for use on such Instruments.

                           (iii) Deinstalled Instruments. In the event that an
                  Instrument is returned by a customer of DAKO or is otherwise removed from service, such Instrument shall not be counted for purposes of calculating the above royalties until the shorter of (x) such time as such Instrument is reinstalled, or (y) [*], at which time the royalty payable with respect to such Instrument will recommence pursuant to the applicable royalty schedule."

1.3 Free and Discounted Units. Section 4(c) of the Agreement is hereby amended and restated in its entirety to read as follows:

                  "4c. BioTek shall ship to DAKO, as soon as they. are available, [*] for use as demonstration units, and, upon request by DAKO, [*] discount from the transfer price set forth in Schedule A (before any recoupment hereunder). If any of such [*] are sold by DAKO to customers, such sale shall be subject to the terms and conditions of this Agreement, including, without limitation, the payment of the standard royalty set forth at Schedule G hereto and at 3g(ii) of this Agreement."

Section 5(d) of the Agreement is hereby amended and restated in its entirety to read as follows:

                  "5d. Until the start of the second Contract Period, that is, through July, 1995, payment for shipped Instruments and Accessories shall be received by BioTek, via wire transfer, on the fifth (5th) and the twentieth (20th) of each month for those invoices outstanding, so long as such invoices have been received in hard copy form by DAKO, with accompanying documentation of direct shipments to DAKO or drop shipments directly to DAKO customers. BioTek may submit such invoices to DAKO at time of shipment, with confirmation. Beginning August 1, 1995 and thereafter, payment shall be made by the fifth (5th) of each month on the remaining terms as described above. In the event that the fifth (5th) or the twentieth (20th) day of a particular month is not a business day, any payments due pursuant to this Section 5d shall be made on the next day which is a business day."

1.4 Extension of Term. Subsection 6a of the Agreement is amended to read in its entirety as follows:

                  "6a. (i) Term. The initial term of this Agreement shall be for a period starting on September 27, 1994 and ending on December 31, 1999 (the "Initial Term"). After such Initial Term, the term of this Agreement shall automatically be extended for an additional one (1) year period (the "Second Term") unless DAKO

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                  gives BioTek written notice that it desires to terminate this
                  Agreement at the end of the Initial Term, which notice must be delivered on or before the end of the 4th year of the Initial Term. Either party can terminate this Agreement (effective after the Second Term) by [*] notice to the other party of its intention to terminate this Agreement. Any termination may be either: (x) in its entirety or (y) only with respect to the exclusive nature of the rights and obligations of the parties hereunder such that this Agreement becomes a non-exclusive distribution agreement.

                           (ii) Repayment on Termination. ln the event that the
                  full amounts of the Kollsman Prepayment (defined below) and the Development Prepayment (defined below) have not been recouped by DAKO pursuant to the terms of Sections 20b and 21e below, then: (x) If such termination is made by BioTek, any and all unrecouped amounts shall be immediately due and payable in accordance with the terms of the Kolisman Note and the Development Note, respectively; and (y) if such termination is made by DAKO (other than due to a material breach by BioTek in its obligations hereunder, in which case such termination shall be treated as a termination by BioTek pursuant to (x) above), any and all unrecouped amounts shall be payable [*] in accordance with the terms of the Kollsman Note and the Development Note, respectively (unless such quarterly installments had otherwise already commenced in accordance with the terms of this Agreement, in which case such quarterly installments shall continue as if there had been no termination.)"

1.5 Warranties. Section 8 of the Agreement is hereby amended to include the following subsections at the end thereof:

                  "8d. Indemnification. BioTek will indemnify and defend DAKO against, and hold DAKO harmless from, any loss, cost, liability or expense (including court costs and reasonable fees of attorneys and other professionals) arising out of or resulting from any breach or claimed breach of the above warranties and representations and from any claim that DAKO's exercise of the rights granted to it herein, anywhere in the Territories or agreed upon Option Areas, infringes any intellectual property and/or proprietary right of any third party. In the event of any such claim, DAKO agrees promptly to notify BioTek of the claim and to permit BioTek, at BioTek's expense, to defend such claim with counsel of BioTek's choosing reasonably acceptable to DAKO. Notwithstanding the above, BioTek shall have no liability for any claim of infringement based upon use or combination by DAKO of the Intellectual Property Rights with other intellectual property not provided by BioTek, if such infringement would have been avoided but for such use or combination.

                  8e. Perfection. If the exercise by DAKO of any rights granted to DAKO herein is enjoined, at DAKO's request and option, and without prejudice to DAKO's other rights and remedies, BioTek at its expense will: (i) procure from the person or persons

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         claiming infringement a license for DAKO and its licensees and sublicensees to continue to exercise all rights granted under this Agreement with respect to the Intellectual Property Rights, or (ii) modify the allegedly infringing item to avoid the infringement, if that can be done promptly and without materially impairing performance or compliance with the specification for the involved item or otherwise impairing DAKO's rights and benefits under this Distribution Agreement.

                  8f. New TechMate. NOTWITHSTANDING THE ABOVE WARRANTIES MADE BY BIOTEK, BIOTEK MAKES NO WARRANTY, EXPRESS OR IMPLIED, WITH RESPECT TO THE SUCCESS OF THE RESEARCH AND DEVELOPMENT EFFORT FOR THE NEW TECHMATE AND EXPRESSLY DISCLAIMS ANY WARRANTY OF MERCHANTABILITY, DESCRIPTION OR FITNESS FOR ANY PARTICULAR PURPOSE OR FUNCTION.

                  8g. Rights. DAKO expressly acknowledges that performance of this Agreement by BioTek, as it relates solely to the development of the New TechMate, may result in the development of new proprietary concepts, methods, patents, techniques, processes and ideas. The parties agree that the foregoing and any other item developed hereunder shall belong solely and exclusively to BioTek without regard to the origin thereof, subject, however, to the special licenses in DAKO's favor as described at Subsection 21(h) and Section 22 of this Agreement, as amended. BioTek acknowledges that, as the owner of the proprietary rights described above, it is solely responsible for paying for all of the legal expenses necessary to file and finalize any patents or trademarks.

                  During the term of this Agreement any patent developed as a byproduct of the development described in this Agreement will be made available by BioTek to DAKO under an irrevocable license in accordance with the circumstances described in this Agreement, as amended. BioTek will have the first option to patent any research developed under this Agreement. If BioTek elects not to patent any such patentable research, then it will so notify DAKO in writing, signed by the president of BioTek, and DAKO will have the right after receipt of such written notice to patent such research."

1.6 Notice. Section 12 of the Agreement is hereby amended in its entirety read as follows:

                  "12. Notices. All notices, requests, demands, and other communications required to or permitted to be given under this Agreement shall be in writing and shall be conclusively deemed to have been duly given (1) when hand delivered to the other party; or (2) when received when sent by telex or facsimile at the address and number set forth below (provided, however, that notices given by facsimile shall not be effective unless either (a) a duplicate copy of such facsimile notice is promptly given by depositing same in a United States or Denmark post office (as applicable) using certified or registered mail and addressed to the parties as set forth below, or lb) the receiving party delivers a written confirmation of receipt for such notice either by facsimile or any other method permitted

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         under this paragraph; additionally, any notice given by telex or facsimile shall be deemed received on the next business day if such notice is received after 5:00 p.m. (recipient's time) or on a nonbusiness day); or (3) fourteen (1 4) business days after the same have been deposited in a United States or Denmark post office (as applicable) with registered or certified mail return receipt requested postage prepaid and addressed to the parties as set forth below; or (4) the two business days after same have been deposited with a national overnight delivery service reasonably approved by the parties (Federal Express and DHL WORLDWIDE Express being deemed approved by the parties), postage prepaid, addressed to the parties as set forth below with two business days delivery guaranteed, provided that the sending party receives a confirmation of delivery from the delivery service provider.

             To:  Mr. Torben Jorgensen      To:  Mr. Michael Miller
                  Managing Director              BioTek Solution, Inc.
                  DAKO A/S                       120 B Cremona Drive
                  Produktionsvei 42              Santa Barbara, CA 93117
                  DK-2600 Glostrup               Tel: 805/562-3888
                  Denmark                        Fax: 805/562-3890
                  Tel: 4544920044
                  Fax: 4542841822

             with a copy to                 with a copy to

                  Per Carsten Pedersen           Joseph L. Cole
                  Pedersen & Jantzen             Seed, Mackall & Cole
                  Nyropsgade 45                  1332 Anacapa Street
                  DK-1 602 Copenhagen V          Santa Barbara, California 93101
                  Denmark                        Tel: 805/963-0669
                  Tel: 4533129512                Fax: 805/962-1404
                  Fax: 4533129515

         Each party shall make an ordinary, good faith effort to ensure that it will accept or receive notices that are given in accordance with this Section, and that any person to be given notice actually receives such notice. A party may change or supplement the addresses given above, or designate additional addresses, for purposes of this Section by giving the other party written notice of the new address in the manner set forth above."

1.7 Independent Contractors. Section 18 of the Agreement is hereby amended in its entirety to read as follows:

                  "18a. Each party acknowledges that the relationship between the parties pursuant to this Agreement is that of independent contractors. No provision of this Agreement shall be construed to (i) constitute the parties as partners, joint venturers or

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         participants in a joint undertaking, or (ii) give either party the power to direct and/or control the day-to-day activities of the other."

1.8 Kollsman and Development Funding. The Agreement is hereby amended by inserting the following Sections after Section 19:

         "20. Kollsman Prepayment.

                  20a. Transfer of Prepayments. DAKO has transferred funds to Kollsman totaling [*] for DAKO's purchases of TechMates 500 and 1000 under this Agreement (the "Kollsman Prepayment"). Any outstanding balance of the Kollsman Prepayment shall bear interest [*] per annum calculated and paid quarterly in arrears from the date of disbursement by DAKO to Kollsman in accordance with the terms of the Kollsman Note (as defined below).

                  20b. Recoupment of Kollsman Prepayment. DAKO shall recoup the Kollsman Prepayment by receiving the following credits with respect to each TechMate 500 and/or TechMate 1000 sold and delivered to DAKO or a customer of DAKO, until such time as all of the Kollsman Prepayment has been recouped:

                           (i) Respecting the [*] shipped before [*];

                           (ii) Respecting each TechMate 500 or 1000 ordered
                  thereafter, [*]; provided, however, that in the event of a Milestone Default (as defined in Subsection 21d(i) below) with respect to the last Milestone, the amount of such credit shall thereafter [*]; and

                           (iii) The obligation of BioTek to repay the Kollsman
                  Prepayment shall be evidenced by a promissory note substantially in the form of Exhibit B hereto (the "Kollsman Note").

         21. New TechMate Development.

                  21a. BioTek hereby agrees to develop the New TechMate so that it is ready for sale in accordance with the development milestones (inclusive of timetable), budgets and benchmarks set forth at Schedule H (collectively, the "Milestones"). A description of the New TechMate development project is attached hereto as Schedule 1.

                  21b. Development Committee. BioTek agrees to establish a Development Committee to oversee development of the New TechMate. The Development Committee shall be chaired either by Mr. Robert Case or a designated Chairman appointed by BioTek. In addition to such chairperson, the Development Committee will consist of two representatives named by BioTek, two representatives named by DAKO, and a maximum of four other representatives to be

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         appointed by Mr. Case or such other Chairman, for a maximum committee of nine representatives. Case & Associates or such other chairman (or his or her affiliate) shall be a party to a Project Management Agreement with BioTek, a copy of which shall be provided to DAKO within. 10 days after execution thereof.

                  21c. Development Funding. DAKO hereby agrees to provide [*] ("Development Prepayment") to BioTek in order to fund the development of the New TechMate in accordance with the following provisions:

                           (i) Release of Development Funds. The first
                  installment of the Development Prepayment will be paid by DAKO within five (5) business days after the Effective Date (defined below) and will equal the amount budgeted for the first Milestone as indicated on Schedule H. Thereafter, within seven business days from having received the notice described below that a Milestone has been completed, DAKO shall pay the next installment of the Development Prepayment to BioTek in an amount equal to the budgeted amount for the subsequent Milestone as indicated in Schedule H. The Chairman of the Development Committee shall notify DAKO in writing of the satisfaction of each Milestone. Reasonable additional documentation respecting the accomplishment of such Milestone shall accompany such notice.

                  The intent of this Agreement is that BioTek shall be paid only for its actual costs in reaching each Milestone, excluding any markup for profit. While installments of the Development Prepayment will be paid in the amount of the budgeted amounts described at Schedule H, [*] after the end of each calendar quarter BioTek shall provide DAKO with the actual costs for any Milestones achieved and paid for in the preceding quarter. If the paid installments exceed the actual costs so reported, then the next Milestone payment shall be reduced by any such excess amount. If actual costs exceed the paid budgeted amount, DAKO shall after written submission by BioTek of evidence of such actual costs, increase the next Milestone payment by the amount of such excess amount: provided however, that if such excess amount applied on an aggregate basis after taking into account any shortfalls or overpayments from all earlier Milestones is [*] of the amount budgeted in the aggregate to such Milestone, then the next Milestone payment shall be increased by [*] of such aggregate excess amount and BioTek shall be responsible for funding the balance of such excess. DAKO shall otherwise have exclusive control over any disbursements. DAKO's total funding to this subsection
                  (i) [*].

                           (ii) Additional Prepayments. The parties acknowledge
                  that the expenses of developing the New TechMate [*] amount described above, due to the uncertainties inherent in the research and development process. If the costs of development of the New TechMate in fact [*], the parties each agree to extend matching funds up to a maximum of

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                  [*], with the disbursements by DAKO continuing to
                  benefit from the controls available to it under subsection (i) above. The obligation of BioTek to repay any such increase in additional disbursed funds shall be evidenced by the Development Note. Any development funds in [*] would be extended solely by BioTek. (Furthermore, reference is made to Subsection 2ld(ii) below.)

                           (iii) No Further Obligation. Nothing herein contained
                  shall be deemed to create an obligation on the part of DAKO to pay any amount over the amounts described in Subsections (i) and (ii) above. (Furthermore, reference is made to Subsection 2ld(ii) below.)

                  21d. Termination of Funding.

                           (i) Failure to Achieve Milestones. DAKO shall have
                  the right to discontinue funding the development of the New TechMate prior to the completion of such development in the event that: (x) [*] late in completing any one of the Milestones; (y) after such 60-day period DAKO delivers to BioTek written notice of such lateness (the "Failure Notice"); and (z) BioTek fails to complete such Milestone [*] receipt of the Failure Notice (such events collectively shall constitute a "Milestone Default"). In the event of a Milestone Default, DAKO [*] determine if: (1) it wishes to exercise the Development License (defined below); or (2) it wishes to trigger the repayment of the Development Note (defined below) in twelve equal quarterly installments in accordance with the terms of the Development Note. On or before the end of [*] DAKO shall provide notice to BioTek of which of either "1" or "2" above DAKO has chosen.

                  If DAKO chooses option "1" above, any amounts that it spends thereafter on development of the New TechMate shall not be added to the principal amount of the Development Note, but shall count nonetheless as Development Prepayments for purposes of recoupment only pursuant to subsection 2le below. If DAKO chooses option "2" above: (A) DAKO shall have no right to distribute the New TechMate under this Distribution Agreement and shall have no ownership interest in the New TechMate, including without limitation any intellectual property rights relating thereto; (B) BioTek shall retain all right, title and interest in and to all work in process and intellectual property and all other rights respecting the New TechMate and any related technology; and (C) BioTek's sole obligation to DAKO respecting the Development Prepayments made up to such date shall be represented by the Development Note and related security documents.

                           (ii) Discontinuance At Will. DAKO shall have the
                  right at any time in its sole discretion to discontinue funding the development of the New TechMate prior to its completion [*] after delivery of written notice (the

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                  "Discontinuance Notice") to BioTek to that effect. If such discontinuance is for any reason other than BioTek's failure to meet Milestones as described in (i) above, DAKO agrees to meet with BioTek to discuss the reasons for such discontinuance in order to attempt to resolve the issues involved in DAKO's decision to discontinue. If the parties determine that they are unable to resolve the issues, DAKO shall send BioTek written notice (the "Termination Notice") that DAKO has permanently terminated funding the development of the New TechMate. If DAKO decides in any event to disengage from any further development or otherwise stops its funding (other than for the failure to meet Milestones as described in (i) above): (1) DAKO shall have no right to distribute the New TechMate under this Distribution Agreement and shall have no ownership interest in the New TechMate, including without limitation any intellectual property rights relating thereto;
                  (2) BioTek shall retain all right, title and interest in and to all work in process and intellectual property and all other rights respecting the New TechMate and any related technology; and (3) BioTek shall have no obligation to DAKO respecting the Development Prepayments made up to such date, including without limitation, any obligation to repay the Development Note. This means, without limitation, that any discounts, rebates or other recoupment described in this Agreement shall not apply, except for recoupment obligations under the Kollsman Note as provided herein. This also means without limitation in such event that: (1) DAKO waives and holds BioTek harmless from any and all amounts which may be due under the Development Note, and, upon written demand by BioTek, DAKO shall return to BioTek the signed original of such Development Note; and (2) DAKO shall pay all amounts necessary to satisfy any prospective contracts or commitments to any third parties for goods or services entered into by BioTek under the Milestones before the date of the
                   Discontinuance Notice (the "Commitments") [*] written demand and submission of satisfactory evidence to DAKO of such Commitments, provided, however, that DAKO's obligation hereunder to pay such Commitments [*].

                  21e. Recoupment of Development Prepayment.

                           (i) DAKO shall recoup the Development Prepayment as
                  follows:

                                    A. By receiving a discount on each New
                           TechMate sold and delivered to DAKO or to a customer of DAKO [*] of BioTek's markup over its per unit cost (or "margin") for the New TechMate (which unit cost for the purposes hereof [*];

                                    B. After the Kollsman Prepayment has been
                           fully recouped, by receiving a discount on each TechMate 500 and TechMate 1000 sold and delivered to DAKO or to a customer of DAKO, the recoupment amount then in effect pursuant to subsection 20b above;

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
                                    C. By receiving a payment from BioTek with
                           respect to each New TechMate sold by BioTek to any other party for resale, and/or use in any territory other than the United States, in an amount equal to the discount in effect under (A) above, which payment BioTek shall send to DAKO quarterly; and

                                    D. By receiving from BioTek $250 per New
                           TechMate sold in the United States, with such payment occurring on a quarterly basis, until such time as recoupment of the Development Prepayment is satisfied.

                           (ii) The obligation of BioTek to repay the
                  Development Prepayment shall be evidenced by a promissory note substantially in the form of Exhibit C hereto (the "Development Note").

                  21f. Failure of Adequate Sales. Notwithstanding the above, other than as may be permitted in this Agreement, if, following the full market release of the New TechMate, DAKO fails to [*] after such full market release (the "Fifteen Month Period"), then, upon written notice by DAKO to BioTek (a "Sales Failure Notice"), the amounts due under the Development Note shall thereafter become immediately payable in twelve quarterly payments in accordance with the provisions of the Development Note and DAKO shall have only non-exclusive rights hereunder to distribute the New TechMate in the Territory, unless, however, before the end of the Fifteen Month Period BioTek notifies DAKO of its election to cure such sales deficiency during the additional six month period described below. If BioTek makes such written election to attempt such cure, the issuance of the Sales Failure Notice shall be stayed until the end of the six month cure period described below. If DAKO fails to [*], then, after the written notice by BioTek to DAKO, BioTek shall have the right, but not the obligation, to satisfy this threshold by BioTek's sales personnel or agents achieving the remaining New TechMate installations in the Territories over the course of the next six (6) months following the Fifteen Month Period as may be necessary to satisfy [*]. If BioTek successfully sells the remaining number of New TechMates necessary to achieve the [*], then there shall be no "Failure Notice" issued by DAKO to BioTek. DAKO will retain its rights to exclusive distribution in the Territories under these circumstances. If BioTek in such circumstances does not successfully sell the remaining number of New TechMates necessary to achieve [*], then the Failure Notice will issue at the end of such six month period.

                  It is expressly agreed that BioTek cannot use New TechMate's which have been installed by it but not sold by it in order to meet [*]. Accordingly, the threshold will only be met by adding New TechMates sold by BioTek in the Territories to New TechMates installed by DAKO. Furthermore, BioTek shall refrain from, directly or indirectly, selling reagents for use in the New TechMates sold in the Territories [*]. In the event that DAKO

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
         sells reagents for such New TechMates, then DAKO shall pay royalties to BioTek as if such New TechMates had been sold by DAKO.

                  Notwithstanding the foregoing provisions of this subparagraph, BioTek will have also satisfied such contemplated adequate sales threshold if BioTek demonstrates sales and market appeal by selling [*]. If BioTek does so, DAKO shall have no right to issue a "Sales Failure Notice" to BioTek. There is no default or failure under this
         Section if BioTek fails to install the New TechMate in the United
         States.

                  Additionally, DAKO agrees that in its efforts to install the aforementioned [*], DAKO will not add a mark-up [*] the New TechMate Instrument transfer price. Should BioTek undertake sales of New TechMate Instruments under the six month provision mentioned above, BioTek will adhere to the same [*] on the New TechMate transfer price to DAKO in its efforts to achieve the [*].

                  21g. Failure to Deliver. In the event that BioTek breaches its obligations under Section 4a hereof to ship Instruments and Accessories [*] of an order from DAKO, and if such breach is not cured by BioTek [*] by BioTek of written notice thereof from DAKO (the "Delivery Failure"), DAKO shall have the right to either (x) use the license granted under Subsection 22 below or (y) trigger the repayment of the Notes [*] in accordance with their respective terms. DAKO shall send written notice to BioTek of which of the above options it has elected on or before [*] after such Delivery Failure. BioTek agrees to maintain inventory access, either work in progress or finished Instruments, that may be shipped to DAKO within five (5) working days, equal to the monthly average number of Instruments installed by DAKO during the previous three calendar months and DAKO agrees to maintain the number of Instruments in inventory as provided at paragraph 3H of this Distribution Agreement.

                  21h. License to Develop New TechMate.

                           (i) Grant of License. BioTek hereby grants to DAKO an
                  exclusive license, and/or sublicense, as the case may be, under BioTek's Intellectual Property Rights as set forth at Schedule J hereto (the "Intellectual Property Rights") to complete the development of the New TechMate. Such license shall be in addition to, and not in lieu of, any other license granted under this Distribution Agreement.

                           (ii) Term. The term of the license granted by this
                  Subsection 21h shall commence automatically upon a Milestone Default.

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
                           (ii) Consultants. In the event that the license
                  granted by this Section is exercised by DAKO, BioTek (if it is still operating) hereby agrees that it will use its best efforts to make available the employees (the "Consultants") listed on Schedule K hereto (or any subsequent schedule which is placed in escrow pursuant to the Escrow Agreement) to act as consultants to DAKO until such time as the development of the New TechMate is completed and DAKO agrees to reimburse BioTek for the allocable salary of each such consultant. BioTek considers the Consultants to include all of the employees and/or consultants which are integral to the development of the New TechMate.

                           (iv) Assignment of Confidentiality Agreements. BioTek
                  hereby assigns to DAKO, which assignment shall become effective upon the commencement of the term of the license granted by this Section, all of its right, title and interest in to and under each of the confidentiality agreements between it and each of the Consultants.

         22. License to Manufacture the Instruments.

                  22a. Grant of License. BioTek hereby grants DAKO a non-exclusive, irrevocable, fully-paid license and/or sublicense, as the case may be, under the Intellectual Property Rights to manufacture, or cause the manufacture of, each of the TechMate 500, the TechMate 1000 and the New TechMate. Such license shall be in addition to, and not in lieu of, any other license granted under this Distribution Agreement.

                  22b. Term. The term of the license granted by this Section 22 shall automatically commence (i) with respect to the TechMate 500 and the TechMate 1000, upon a Delivery Failure of such Instruments; and
         (ii) with respect to the New TechMate, on the earlier of (x) the effectiveness of the license to develop the New TechMate granted under subsection 21 h or (y) a Delivery Failure of such Instruments.

                  22c. Instrument Prices. If DAKO utilizes the license granted by this subsection, DAKO shall pay to BioTek or its successors the full transfer price in effect at such time that DAKO begins using such license otherwise payable for each such Instrument hereunder, less the amount which DAKO must pay to any manufacturer with respect to such Instrument. The amount which must be paid to the manufacturer would be tendered directly by DAKO to such manufacturer; provided, however, that
         (i) if there is a cost reduction in the manufacturing price during any period when DAKO is contracting directly with the manufacturer, the benefits of any reduction in manufacturing cost shall be shared by BioTek and DAKO equally, or (ii) if there is a cost increase in the manufacturing price during any period when DAKO is contracting directly with the manufacturer, if BioTek shall locate a bone fide manufacturer on at least the same quality level as Kollsman Manufacturing and its sub-suppliers in either the United States or Europe which is willing to manufacture the Instrument for a lower price, then DAKO shall only be able to decrease the transfer price by such lower amounts.

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
                  22d. Royalties. For the TechMate 500 and the TechMate 1000, in the event of the circumstances described in this Subsection, the royalties described in this Agreement [*] of the amounts that would otherwise be due. For the New TechMate, in such circumstances, the royalties described in this Agreement will be [*] of the amounts that would otherwise be due as set forth above. In all other respects, except for the respective reductions set forth above in this Subsection, all such royalties will be due and payable as provided in this Agreement.

                  22e. Assignment. BioTek hereby assigns to DAKO, which assignment shall become effective upon the commencement of the term of the license granted by this Section, all of its right (but no obligations), title and interest in, to and under any oral or written agreements entered into by and between BioTek and any of its manufacturers and/or subsuppliers. BioTek's current subsuppliers are listed in Schedule M hereto. In connection with the licenses granted pursuant to Sections 21h and 22 hereof, BioTek is concurrently herewith delivering the written Agreement of Erie Scientific substantially in the form of Exhibit D hereto (the "Erie Agreement").

                  22f. Escrow of Technical Materials. In order to facilitate the utilization of the licenses granted pursuant to Sections 21h and 22 hereof, BioTek is concurrently herewith placing in escrow for DAKO with an escrow selected by the parties (the "Escrow") copies of all Intellectual Property Rights and related technical materials necessary to produce the Instruments and finalize the development of the New TechMate and a list of BioTek's current subsuppliers (the "Technical Materials") and is delivering herewith an executed Escrow Agreement, which agreement will be in substantially the form attached hereto as Exhibit E. BioTek agrees to update the Technical Materials one time per each fiscal quarter until such time as such Technical Materials are released from such Escrow.

         23. Grant of Security Interest.

                  23a. As security for the payment of the Development Note and the Kollsman Note (collectively, the "Notes"), BioTek hereby grants to DAKO a security interest in the assets described in Schedule L hereto (the "Collateral").

                  23b. DAKO agrees to subordinate the security interest hereby created to any line of credit extended to BioTek for working capital purposes by any bank or commercial finance lender licensed by the State of California (the "Line of Credit"), provided, however, that such subordination shall be subject to the following terms and conditions:

                           (i) The total principal amount of such Line of Credit
                  [*];

                           (ii) [*] in the aggregate amount of such Line of
                  Credit, the amount of each recoupment amount which otherwise must be paid

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
                  by BioTek to DAKO hereunder respecting the Development Prepayment and/or the Kollsman Prepayment shall be increased as follows:

                                                           Additional Recoupment
                       Line of Credit Amount                      Amount
                       ---------------------               ---------------------
                              $0 - $50,000                         [*]
                        $50,001 - $100,000                         [*]
                       $100,001 - $150,000                         [*]
                       $150,001 - $200,000                         [*]
                       $200,001 - $250,000                         [*]
                       $250,001 - $300,000                         [*]
                       $300,001 - $350,000                         [*]
                       $350,001 - $400,000                         [*]
                       $400,001 - $450,000                         [*]
                       $450,001 - $500,000                         [*]

                  Once any such incremental recoupment amount is triggered as set forth above, it shall not be reduced in any, manner, until all amounts are paid under the Kollsman Note and/or the Development Note, as provided in this Agreement, except that if at any time such aggregate Line of Credit amount is reduced to zero, then the Additional Recoupment Amount shall simultaneously be reduced to zero.

                  23c. So long as BioTek is not in default under the Notes or this Agreement and no event has occurred which with the giving of notice or the lapse of time, or both, would constitute a default by BioTek under the Notes or this Agreement, BioTek shall have the right to sell, license, lease, or otherwise dispose of the Collateral, provided such sale, license, lease or other disposal is (i) done in the ordinary course of business of BioTek consistent with past practice, and (ii) does not in any way impair or infringe the rights of DAKO under the licenses granted pursuant to Section 21 h and 22 hereof.

                  23d. The security interest granted hereby to DAKO shall be automatically released and/or terminated by DAKO upon the payment in full by BioTek of the principal amount of each of the Notes and all accrued interest thereon. Upon the release of the security interest granted hereby, DAKO, on the written request of BioTek, will execute and deliver such proper instruments of release and satisfaction as may reasonably be requested to evidence such release, and any such instrument, when duly executed by and

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
         duly recorded in the places where the financing statements are recorded, shall conclusively evidence the release of the security interest granted herein.

                  23e. Concurrently with the delivery of the Notes, BioTek will execute, file and/or record in the appropriate jurisdiction a UCC-1 Financing Statement covering the Collateral and naming the DAKO as secured party. BioTek will give, execute, file and/or record any further notice, financing statement, instrument, document or agreement that DAKO may reasonably consider necessary or desirable to create, preserve, continue, perfect or validate the security interest granted hereby or which DAKO may reasonably consider necessary or desirable to exercise or enforce its rights hereunder with respect to such security interest including, but not limited to, any necessary filings with the U.S. Patent and Trademark Office and the U.S. Copyright Office, provided, however, DAKO acknowledges that its security interest shall remain subordinate to those of BioTek's present Senior Secured Note Holders.

         24. Audit Rights. Solely for purposes of ensuring compliance with the terms of this Agreement, each of the parties hereto grants the other party the right to have an independent auditor audit its books and ledgers subject to the following terms: (i) each audit will be at the electing party's own expense; (ii) such audit will be conducted at the non-electing party's premises by no more than two individuals of such of such independent auditor; (iii) the electing party shall give the other party at least 30 business days notice of its intent to have such audit conducted; and (iv) such audits may not be conducted more frequently than one time per fiscal quarter.

         25. Representations and Warranties.

                  25a. Title. BioTek owns all right, title and interest in and to the Intellectual Property Rights.

                  25b. Licenses. Except for the cross-licenses granted to Fisher Scientific Company, the licenses granted to purchasers of the Instruments, and those licenses granted to DAKO hereunder, BioTek has not granted any rights, licenses or interest whatsoever in, under or to the Intellectual Property Rights.

                  25c. Secured Interests. Except for the security interests of the holders of BioTek's senior secured notes, the Intellectual Property Rights are free and clear of all liens, encumbrances, security interests and restrictions on transfer.

                  25d. Authority. BioTek has all necessary right, power and authority to enter into this Amendment and to grant the licenses with respect to the Intellectual Property Rights as contemplated by the Agreement. To the extent required, BioTek has obtained all necessary consents of shareholders or creditors in connection with such grant.

                  25e. No Infringement. To the best of BioTek's knowledge, the Instruments do not infringe any patent, copyright, trademark, trade secret or other proprietary or contractual rights of any third party.

                  25f. Manufacture. To the best of BioTek's knowledge, the Intellectual Property Rights are sufficient to permit DAKO to manufacture and/or develop the Instruments as contemplated by Subsection 21 h and Section 22 hereof, in conjunction with the rights granted under the Erie Agreement; the Technical Materials held in the Escrow include all materials (including, but not limited, to source code) necessary for DAKO to complete the development of the New TechMate and arrange for the

                  25g. No Litigation. To the best of BioTek's knowledge, there are no actions, suits, investigations, claims or proceedings pending or threatened against BioTek or in any way relating to the Intellectual Property Rights.

                  25h. No Formal Contracts. BioTek currently has no formal written agreements with Kollsman Manufacturing or any of its other subsuppliers or subcontractors.

1.9 Schedules.

                  (a) Schedule A is hereby amended by adding the following provisions to the end of such schedule:

         "New TechMate

                                 Transfer Price

                           (1) The transfer price of the New TechMate shall be
                  BioTek's unit [*]; provided, however, that in no event shall the transfer price be more [*].

                           (2) Notwithstanding the above, after the [*]
                  following the market introduction for sales of the New TechMate, and so long as there is an outstanding balance on the Notes, and if the cost of manufacturing of the New TechMate increases compared to the cost price currently in effect at the [*] period and/or the cost of any improvements or enhancements to the New TechMate cause such increase in cost then the transfer price to DAKO shall be calculated as follows; provided, however, that in no event shall the transfer price be more than [*]:

                                    (i) Cost price up to [*]

                           +        (ii) [*]

                                      -19-

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
                           + (iii) Cost price in [*], however, limited to increase in cost after the twelve months (see above).

                           (3) Notwithstanding the above, in case DAKO wants any
                  improvements or enhancements to the New TechMate, then the net additional cost price plus the [*] of such improvement and/or enhancement shall be added to the transfer price as calculated in accordance with (1) plus (2) above.

                           (4) Notwithstanding the above, if at any time during
                  the term of this Agreement BioTek shall sell the New TechMate (also if improved or enhanced) at a transfer price which is less than that currently in effect with respect to purchases by DAKO, BioTek hereby agrees that DAKO shall thereafter be entitled to such lower transfer price with respect to future purchases of the New TechMate."

                  (a) Schedule B is hereby amended by substituting the sentence:
         "DAKO agrees to [*] per reagent tray for each tray provided by BioTek to DAKO" for the pre-existing sentence: "Reagent trays shall be provided in reasonable quantities by BioTek at no charge to DAKO."

                                    SECTION 2

                           EFFECTIVENESS OF AMENDMENT

2.1 Effective Date. This Amendment shall only become effective, and the parties obligations hereunder shall only arise upon the satisfactory completion of each and every one of the following conditions precedent:

                  (a) BioTek shall have executed and delivered the Notes.

                  (b) The parties shall have executed and delivered the Erie Agreement.

                  (c) The parties and the Escrow Agent shall have executed and delivered the Escrow Agreement referred to herein and shall have placed the Technical Materials in trust with the Escrow Agent pursuant thereto.

                  (d) BioTek shall have executed and delivered to DAKO the UCC-1 Financing Statement referred to in this Amendment and shall have made the appropriate filing with the U.S. Patent and Trademark Office and the U.S. Copyright Office.

                  (e) Page Erickson and Steven Bernstein shall each have executed and delivered a certificate in substantially the form of Exhibit F hereto.

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
                  (f) The Certificate of Insurance described in Subsection 4f of the Agreement shall have been delivered.

                  (g) BioTek's patent counsel shall have delivered patent information and assurances in form and substance reasonably satisfactory to DAKO's legal counsel.

                  (h) BioTek shall deliver a Good Standing Certificate issued by the Secretary of State of the State of California certifying that BioTek was duly incorporated in the State of California and that it is in good standing in such State as of a date which is no later than two
         (2) days prior to the Effective Date together with a Certificate of the Franchise Tax Board of the State of California certifying that BioTek is in good standing with such agency as of a date which is no later than two (2) days prior to the Effective Date.

                  (i) BioTek shall have delivered a copy of the form of Confidentiality Agreement which it utilizes for its employees and consultants.

                                    SECTION 3

                                  MISCELLANEOUS

3.1 Capitalized Terms. All capitalized terms not otherwise defined herein shall be defined with reference to the original Agreement dated September 27, 1 994.

3.2 Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original for all purposes.

3.3 Full Force and Effect. Other than as expressly modified hereby, the Agreement remains unchanged and in full force and effect.

3.4 Severability. If any provision of this Agreement as amended hereby is held to be unenforceable, the remaining provisions shall, to the extent practicable, continue in full force and effect. The waiver of any breach or default shall not constitute a waiver of any other right hereunder or any subsequent breach or default.

3.5 Further Assurances. The parties agree to execute and deliver such further documents and instruments and shall take such other actions as may be reasonably required or appropriate to carry out the intent and purpose of this Amendment.

         IN WITNESS WHEREOF, the parties hereto have executed this First Amendment, effective as of the date upon which the last party to execute this document affixes his signature hereto.

                                      "BioTek"

                                      BioTek Solutions, Inc.
                                      a California corporation

                                      By:
- ---------------------------               --------------------------------------
         Date                                  Michael C. Miller, CEO


                    (Signatures continue on following page.)

                                      "DAKO"

                                      DAKO A/S

                                      By:
- ---------------------------               --------------------------------------
                                               Torben Jorgensen
                                               Managing Director

                                      By:
- ---------------------------               --------------------------------------
                                               John F. Place MA
                                               Bus. Development Manager

                                  Schedule List

          Schedule G           Royalties

          Schedule H           Milestones

          Schedule I           Description of New TechMate Project

          Schedule J           Intellectual Property Rights

          Schedule K           Consultants

          Schedule L           Collateral

          Schedule M           Subsuppliers

                                  Exhibit List

          Exhibit A            Additional Amendments

          Exhibit B            Kollsman Note

          Exhibit C            Development Note

          Exhibit D            Erie Agreement

          Exhibit E            Escrow Agreement

          Exhibit F            Scientist's Certificate

                                   Schedule G

                                    Royalties

                                   Schedule G

                 TechMate 500 and TechMate 1000 Royalty Schedule

                                                      $ per month per
                Standard Royalty:                       instrument
                ------------------------------------  ---------------
                Installation to end of the calendar        [*]
                month (installation month)

                First and second calendar months           [*]

                Third and fourth calendar months           [*]

                Fifth, sixth, seventh and eighth           [*]
                calendar months

                Ninth, tenth, eleventh and twelfth         [*]
                calendar months

                Thereafter                                 [*]

         Notwithstanding the terms of the above table of royalties, the following royalty terms shall apply for the following countries:

- -------------------------------------------------------------------------------------
                                                                                 UK
                                                                               FRANCE
                                  ITALY       SWITZERLAND      GERMANY         SWEDEN
- -------------------------------------------------------------------------------------
Installation month                 [*]            [*]            [*]            [*]
- -------------------------------------------------------------------------------------
First calendar month               [*]            [*]            [*]            [*]
- -------------------------------------------------------------------------------------
2, 3, 4 calendar month             [*]            [*]            [*]            [*]
- -------------------------------------------------------------------------------------
5, 6 calendar month                [*]            [*]            [*]            [*]
- -------------------------------------------------------------------------------------
Thereafter                         [*]            [*]            [*]            [*]
- -------------------------------------------------------------------------------------

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
                                   Schedule H

                                   Milestones

                  BioTek Solutions New System Development Plan

The following is a description of the milestones as indicated in the New System Development Plan.
The Milestone #'s correspond to the line item numbers in the Development Plan Outline.

                                                                                                      Completion
Milestone  Activity                   Description                                Deliverables            Date    Funding Date/Budget
- ---------  ------------  --------------------------------------------  -----------------------------  ---------- -------------------
1 (31-50)  2.1-3.6       System Design and Specification               A. System Level Specification    [*]      [*]
                                                                       B. CAD 3-D System Model
                         System level design and specification of all
                         primary subsystems and industrial design of
                         housing

                         User Evaluation of system design via a
                         working model.

2 (53-68)  4.1-4.9       Detailed Subsystem Design                     A. Detailed CAD part drawings    [*]      [*]
                                                                       B. Prelim. Assembly Drawings
                         Detailed design, specification and            C. Engineering BOM
                         documentation of mechanical, electrical and   D. Purchased Component Specs.
                         electronic subsystems and components.         E. Test Procedure Doc.
                         Sourcing of purchased components.             F. Hazard Analysis

                         Preliminary software testing and hazard
                         analysis.

3 (71-81)  4.10-4.13, &  Evaluation Prototypes/Launch                  A. (3) Facsimile Prototypes      [*]      [*]
           10.0                                                        B. Performance est Results
                         Production of prototype patterns and molds    C. Product launch
                         for facsimile molded plastic parts. Purchase  D. Market Acclaim of components.

                         Assembly and testing of (3) evaluation
                         prototypes

                         Clinical performance evaluation of prototype units against TechMate 500.

4 (84)     4.14          Production tooling

                         Hard tooling for production units             A. Hard Tooling                  [*]      [*]
                                                                       B. Sample Parts

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  been requested with respect to the omitted portions.

                                                                                        Completion
Milestone    Activity              Description                     Deliverables            Date     Funding Date/Budget
- ---------    --------  ----------------------------------  ---------------------------  ----------  -------------------
5 (115-120)     9      Pilot Production                    A. (15) Pilot Units           [*]        [*]
                                                           B. Production Documentation
                       Update to production documentation  C. V&V Test Results
                                                           D. Final Cost Roll-up
                       Pilot unit fabrication and testing

                       Pilot unit V&V testing

                       Product launch.

6 (124-126)    11      Release to Production               A. Documentation Transfer     [*]        [*]

                       Transfer of final documentation to
                       production vendors.


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* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                                    Exhibit A

                              Additional Amendments



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